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                                                                   EXHIBIT 10.42

                         NEUROCRINE BIOSCIENCES, INC.

                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                  Restatement effective as of February 22, 2000

         Neurocrine Biosciences, Inc. (the "Company") maintains the Neurocrine Biosciences, Inc. Nonqualified Deferred Compensation Plan (the "Plan"), consisting of the following provisions, for the exclusive benefit of the participants and their beneficiaries (and to defray reasonable administrative expenses thereunder). The Plan was originally established effective as of December 1, 1996. Effective as of February 22, 2000 (the "Effective Date"), except as otherwise stated herein, the Company hereby amends and restates the Plan. Throughout, the term "Company" shall include wherever relevant any entity that is directly or indirectly controlled by the Company, any entity in which the Company has a significant equity or investment interest, or any subsidiary of the Company, as determined by the Committee.

                                    RECITALS

         1. The Company wishes to continue to maintain a supplemental retirement plan for the benefit of its Board of Directors and a select group of management or highly compensated employees of the Company.

         2. The Company wishes to provide that the supplemental retirement plan, as restated, shall continue to be designated the Neurocrine Biosciences, Inc. Nonqualified Deferred Compensation Plan.

         3. The Company wishes to provide under the Plan for the payment of accrued vested benefits to Plan participants and their beneficiaries.

         4. Under the Plan, the Company is obligated to pay vested accrued benefits to the Plan participants and their beneficiaries from the Company's general assets.

         5. The Company has entered into an agreement (the "Trust Agreement") appointing a trustee (the "Trustee") under an irrevocable trust (the "Trust") to be used in connection with the Plan.

         6. The Company intends to make contributions to the Trust so that such contributions will be held by the Trustee and invested, reinvested and distributed, all in accordance with the provisions of the Plan and the Trust Agreement.

         7. The Company intends that amounts contributed to the Trust and the income thereon shall be used by the Trustee to satisfy the liabilities of the Company under the Plan with respect to each Plan participant for whom an Account has been established and such utilization shall be in accordance with the procedures set forth herein.

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         8.       The Company intends that the Trust be a "grantor trust" with the principal and income of the Trust treated as assets and income of the Company for Federal and state income tax purposes.

         9. The Company intends that the assets of the Trust shall at all times be subject to the claims of the general creditors of the Company, as provided in the Trust Agreement.

         10. The Company intends that the existence of the Trust shall not alter the characterization of the Plan as "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall not be construed to provide income to Plan participants under the Plan prior to actual payment of the vested accrued benefits thereunder.

         NOW THEREFORE, the Company hereby establishes the Plan as follows:

SECTION 1.        TITLE.

         This Plan shall be known as the Neurocrine Biosciences, Inc. Nonqualified Deferred Compensation Plan.

SECTION 2.        DEFINITIONS.

                  (a) "Account(s)" means the Deferred Compensation Account, the Supplemental Contributions Account and/or the Matching Contributions Account, as the context requires.

                  (b) "Bonus" means any special and/or discretionary cash compensation amounts in excess of Salary, determined by the Company to be payable to a Participant with respect to services rendered.

                  (c) "Change of Control" means and shall be deemed to have occurred if NBI is acquired by another entity, which shall be defined herein as the merger of NBI with or into an acquiring entity, with NBI not surviving the merger; the sale of substantially all of NBI's assets; the acquisition of more than twenty-percent (20%) of NBI's outstanding common stock or other equity interest by an entity; the cash balance or asset balance of NBI becomes less than twenty million dollars ($20 million); or any other change of control of NBI.

                  (d) "Committee" means the Compensation Committee of the Company's Board of Directors.

                  (e)      "Company" means Neurocrine Biosciences, Inc.

                  (f) "Continuous Service" means a Participant's uninterrupted services with the Company or any affiliate after the effective date of the Plan. Service shall not be deemed interrupted by a leave of absence authorized by the Committee, an absence due to mandatory military service or an absence due to disability while the Participant is receiving benefits under any short-term or long-term disability plan or arrangement maintained or sponsored by the Company.

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                  (g)      "Deferred Compensation" means the sum of Salary and
                  Bonus that are the subject of an elective deferral under
                  Section 4.

                  (h) "Deferred Compensation Account" means the bookkeeping account established for a Participant under the Plan and to which Deferred Compensation amounts with respect to such Participant are credited from time to time, as adjusted from time to time as provided in the Plan.

                  (i) "Deferred Compensation Election Form" means the form pursuant to which Eligible Executives elect to become Participants in the Plan and defer compensation thereunder, in such form as the Committee determines from time to time in its sole discretion.

                  (j) "Disability" means mental or physical disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's broad-based regular long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of a Participant, as determined by the Committee, substantially to perform such Participant's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

                  (k) "Eligible Executive" means any member of the Board of Directors and any employee of the Company who is selected for participation by the Committee.

                  (l) "Matching Contributions Account" means the bookkeeping account established for a Participant under the Plan and to which the Company's matching contributions under
                  Section 4(b) of the Plan are credited from time to time, as adjusted from time to time under the Plan.

                  (m)      "NBI" means Neurocrine Biosciences, Inc.

                  (n) "Participant" means an Eligible Executive who has elected to defer Salary and/or Bonus amounts pursuant to the Plan.

                  (o) "Plan" means Neurocrine Biosciences, Inc. Nonqualified Deferred Compensation Plan for Executives, as set forth herein and as amended from time to time.

                  (p) "Plan Year" means the calendar year, except for the first Plan Year which shall be (i) from December 1, 1996 through December 31, 1996 in the case of employee Eligible Executives and (ii) March 15, 2000 through December 31, 2000 in the case of members of the Company's Board of Directors who are Eligible Executives.

                  (q) "Retirement" means termination of services to the Company at any time on or after the attainment of age 60.

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                  (r)      "Salary" means the regular base compensation paid by
                  the Company to a member of the Board of Directors or to an employee (without regard to any reduction thereof pursuant to the Plan or any thrift or savings plan maintained by the Company), exclusive of Bonus payments and any other incentive payments made by the Company to such member of the Board of Directors or employee.

                  (s) "Supplemental Contributions Account" means the bookkeeping account established for the Participant under the Plan and to which the Company's supplemental contributions under Section 4(c) of the Plan are credited from time to time, as adjusted from time to time under the Plan.

                  (t) "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary unforeseeable circumstances arising as a result of events beyond the control of the Participant.

SECTION 2. ELIGIBILITY. Individuals eligible to participate in the Plan shall consist of the Eligible Executives of the Company.

SECTION 3.        ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee. The Committee is authorized to construe and interpret the Plan and promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, determining the Eligible Employees and correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency (ies), in the Plan. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe; provided, however, that the Committee shall not delegate its authority with regard to the determination of Eligible Employees. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants.

                  (b) The Company will indemnify and hold harmless the Committee and each member thereof against any cost or expense (including without limitation attorney's fees) or liability (including without limitation any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act, except in the case of willful gross misconduct or gross negligence.

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SECTION 4.        PARTICIPATION; ELECTIVE DEFERRALS; MATCHING CONTRIBUTIONS.

                  (a) To elect to participate in the Plan for a particular Plan Year, an Eligible Executive must execute a Deferred Compensation Election Form and file such form with the Committee (or its designee) before the commencement of such Plan Year. To participate in the Plan during the year in which the Plan is first implemented, the Eligible Executive must make an election to defer Salary compensation for services to be performed subsequent to the election and/or to defer Bonus compensation, in each case, within 30 days after the effective date of the Plan. To participate in the Plan during the first year in which an individual becomes eligible to participate in the Plan, the new Eligible Executive must make an election to defer Salary compensation for services to be performed subsequent to the election and/or to defer Bonus compensation, in each case, within 30 days after the date the new Eligible Executive becomes eligible. Such election shall:

                           (i) contain a statement that the Eligible Executive elects to defer a portion of the Eligible Executive's Salary (up to one hundred percent (100%) thereof, in increments of one-percent (1%)) and/or Bonus (up to 100% thereof, in increments of one-percent (1%)) for a specified Plan Year that becomes payable to the Eligible Executive after the filing of such;

                           (ii) apply only to the Salary otherwise payable to the Eligible Executive during the Play Year for which such election is made and to any Bonus payment that is attributable to the Eligible Executive's services rendered to the Company during the Plan Year for which such election is made (whether or not actually payable in such Plan Year); and

                           (iii) be irrevocable with respect to the Plan Year to
                                 which it applies.

                  Upon receipt of an Eligible Executive's deferral election, the Company shall establish as an accounting entry an individual Deferred Compensation Account for such Eligible Executive and such Eligible Executive shall become a Participant under the Plan. Thereafter, the Company shall credit the Executive's Deferred Compensation Account with all Deferred Compensation which would otherwise have been payable to the Eligible Executive in the absence of an election under the Plan. The Deferred Compensation Account shall be credited no less frequently than the first day of each month in an amount equal to the sum of the Deferred Compensation that would otherwise have been paid by the Company in accordance with the Company's normal payroll practices for the immediately preceding month.

                  (b) At the beginning of each month, the Company may, in its sole discretion, if on the first day of any such month the Participant is employed by the Company, credit matching contributions to the Participant's Matching Contributions Account.

                  (c) From time to time, the Company may, in its sole discretion, credit Supplemental Contributions to the Participant's Supplemental and Matching Contributions Account in such amounts as the Company shall determine in its sole discretion.


                                       -5-

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SECTION 5.        PAYMENT OF DEFERRED COMPENSATION. The vested accrued balances in a Participant's Account shall be paid to a Participant, or, in the case of any Participant's death prior to payment, the Participant's designated beneficiary (ies), in cash in one lump sum or annually up to fifteen (15) years no later than fifteen (15) business days after the end of the month in which the termination of the Participant's services to the Company occurs. Such election shall be made at the time of deferral and may be changed at any time prior to the Participant's termination of services to the Company as long as it is made twelve (12) months prior to Retirement if the Participant's termination of services to the Company is due to the Participant's Retirement from the Company.

SECTION 6. INVESTMENT OF ACCOUNT BALANCES. During and for each Plan Year, the accrued balances in each Deferred Compensation Account, Supplemental Contributions Account and Matching Contributions Account will be deemed to be invested, as of the first day of the month immediately succeeding the month in which elective deferrals, supplemental contributions and matching contributions are credited to their respective Accounts under the Plan, in one or a combination of more than one of the following investments; (a) Company's common stock including dividends; (b) mutual funds available under the Company's 401(k) savings plan; (c) guaranteed account (six percent (6%) annual appreciation compounded monthly). At the end of each Plan Year, the Accounts shall be adjusted and increased by the results of such deemed investment for such Plan Year pursuant to Section 7 below and such adjusted Account balances shall then be reinvested for the immediately succeeding Plan Year.

SECTION 7. VALUATION. At the end of each Plan Year, the vested and unvested balances in the Account of each Participant shall be determined by the Company, taking into account any increase therein for such Plan Year under
Section 6. The balance determined, as of the end of each Plan Year, shall be communicated in writing to each Participant as soon as practicable after the end of the Plan Year. In the case of any termination under Section 5 above, the vested and unvested balances in the Account of any affected Participant shall be determined by the Company as of the end of the date in which occurs any such termination, also taking into account any increase therein for such Plan Year to date under Section 6.

SECTION 8. DISTRIBUTION IN CASES OF HARDSHIP. The Committee may make distributions to a Participant from the vested balances in such Participant's Deferred Compensation Account, Supplemental Contributions Account or Matching Contributions Account upon a showing by such Participant that an Unforeseeable Emergency has occurred. Such distributions shall be limited to the amount shown to be necessary to meet the Unforeseeable Emergency.

SECTION 9. VESTING. Notwithstanding anything contained herein to the contrary, a Participant's accrued balance in such Participant's Deferred Compensation Account (and the amounts payable with respect thereto) shall be fully vested at all times. A Participant's accrued balance in such Participant's Matching Contributions Account (and the amounts payable with respect thereto) and in such Participant's Supplemental Contributions Account (and the amounts payable with respect thereto) shall, in each case, be vested in twenty-five percent (25%) increments for each of the first four (4) years of a Participant's uninterrupted service with the Company commencing on the last date

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of hire. Notwithstanding the immediately preceding sentence, if (a) the
Participant dies, (b) the Participant's services to the Company is terminated due to Disability or (c) a Change of Control occurs, such Participant's accrued balance in the Matching Contributions Account and Supplemental Contributions Account shall be fully vested as of the date of death, the date of such termination or the date of any such Change of Control, as the case may be.

SECTION 10. FORFEITURE. If a Participant's services to the Company are terminated for any reason (other than death) prior to such Participant's vesting under Section 9, such unvested Participant's accrued balance in such Participant's Matching Contributions Accounts (and the amounts payable with respect thereto) and in such Participant's Supplemental Contributions Account (and the amounts payable with respect thereto) shall, in each case, be forfeited by such Participant.

SECTION 11. AMENDMENT. The Plan may be amended, modified or terminated at any time by the Committee except that no such amendment, modification or termination shall have a material adverse effect on the accrued balance of any Participant's Deferred Compensation Account, Supplemental Contributions Account and/or Matching Contributions Account as of the effective date of any such amendment, modification or termination (without the consent of the Participant (or, if the Participant is dead, his or her beneficiary (ies))).

SECTION 12. PARTICIPANT'S RIGHT UNSECURED; NO DUTY TO INVEST. The right of a Participant to receive any distribution hereunder shall be an unsecured claim against the general assets of the Company. No Company assets shall in any way be subject to any prior claim by any Participant. The Company shall have no duty whatsoever to set aside or invest any amounts credited to any Deferred Compensation Account, Supplemental Contributions Account or Matching Contributions Account established under the Plan. Nothing in the Plan shall confer upon any Eligible Executive of the Company any right to continued employment by the Company, nor shall it interfere in any way with the right, if any, of the Company to terminate the employment of any Eligible Executive at any time for any reason. A Participant shall have no right, title, or interest whatsoever in or to any specific assets of the Company, nor any investments, if any, which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or any other person. The Company may enter into a "rabbi" trust agreement to provide for a source of funds out of which all or any portion of the benefits under the Plan may be satisfied.

 SECTION 13. RESTRICTIONS ON ALIENATION. No amount deferred or credited to any Account under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge. Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, levy or charge the same shall be void; nor shall any amount be in any manner be subject to any claims for the debts, contracts, liabilities, engagements or torts of the Participant (or the Participant's beneficiary or personal representative) entitled to such benefit. No Participant shall be entitled to borrow at any time any portion of the Participant's Account balances under the Plan.

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SECTION 14.       WITHHOLDING. There shall be deducted from all payments under the Plan the amount of any taxes required to be withheld by any Federal, state or local government. The Participants, their beneficiaries and personal representatives shall bear any and all Federal, foreign, state, local, income, or other taxes imposed on amounts paid under the Plan.

SECTION 15. PARTICIPANTS BOUND BY TERMS OF THE PLAN. By electing to become a Participant, each Eligible Executive shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company with regard to the Plan. Such terms and consent shall also apply to and be binding upon the beneficiaries, personal representatives and other successors in interest of each Participant. Each Participant shall receive a copy of the Plan.

SECTION 16. DESIGNATION OF BENEFICIARY (IES). Each Participant under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan becomes payable on, after or as a result of the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

SECTION 17. SEVERABILITY OF PROVISIONS. In the event any provision of the Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid. The Plan shall be binding upon and inure to the benefit of (a) the Company and its respective successors and assigns, and (b) each Participant, his or her designees and estate. Nothing in the Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation, or engaging in any other corporate transaction.

SECTION 18. GOVERNING LAW AND INTERPRETATION. The Plan shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the state of California. This Plan shall not be interpreted as either an employment or trust agreement.

SECTION 19. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any affiliate of the Company. The existence of the Plan notwithstanding, the Company may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the Plan.

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SECTION 20.       ARBITRATION. Except as otherwise provided in this Plan, any controversy between the parties arising out of this Plan shall be submitted to the American Arbitration Association for arbitration in San Diego, California. The costs of the arbitration, including any American Arbitration Association administration fee, the arbitrator's fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. Attorneys' fees may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator. The provisions of Sections 1282.6, 1283, and 1283.05 of the California Code of Civil Procedure shall apply to the arbitration. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Plan nor to grant any remedy which is either prohibited by the terms of this Plan, or not available in a court of law.

SECTION 21. EFFECTIVE DATE OF THE PLAN. The Plan shall be restated effective as of February 22, 2000 upon its adoption by the Company.

         IN WITNESS WHEREOF, the restated Plan is hereby adopted by the Company on this 22 day of February, 2000.

                                                    Neurocrine Biosciences, Inc.

                                                    By:  /s/ Paul W. Hawran
                                                    ----------------------------

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